Registration No. 333-122000
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                EATON VANCE CORP.
             (Exact name of registrant as specified in its charter)

      Maryland                                            04-2718215
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)


                  255 State Street, Boston, Massachusetts 02109
                    (Address of principal executive offices)


                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                               Frederick S. Marius
                           Deputy Chief Legal Officer
                                Eaton Vance Corp.
                            The Eaton Vance Building
                                255 State Street
                           Boston, Massachusetts 02109
                     (Name and address of agent for service)

                                 (617) 482-8260
          (Telephone number, including area code, of agent for service)

                                 DEREGISTRATION

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-122000) (the "2005 Plan Registration Statement") is filed for the purpose of acknowledging and advising that (i) the Registrant has replaced the Registrant's 1998 Stock Option Plan (the "1998 Plan") with the Registrant's 2007 Stock Option Plan (the "2007 Plan") and (ii) the Registrant has filed a new Registration Statement on Form S-8 on February 11, 2008 for the 2007 Plan (the "2007 Plan Registration Statement"). The 2007 Plan Registration Statement registers an aggregate of 4,692,460 shares of the Registrant's common stock, par value $0.00390625 per share ("Common Stock"). Of the aggregate shares of Common Stock being registered under the 2007 Plan Registration Statement, 4,692,459 shares of Common Stock are hereby carried forward, in accordance with Instruction E of Form S-8, from those shares previously registered under the 2005 Plan Registration Statement, but not issued or otherwise allocated to outstanding awards under the 1998 Plan (the "Unallocated Shares"). As a result of this transfer, the Unallocated Shares will not be available for offer and sale under the 1998 Plan after the effective date of this Post-Effective Amendment No. 1.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

To the extent that this Post-Effective Amendment No. 1 does not specifically amend or modify any terms or provisions of the 2005 Plan Registration Statement as previously filed, this Post-Effective Amendment shall have no effect on those terms and provisions and they shall continue in full force and effect.


Item 8.     Exhibits.

     The  following  exhibits  are filed  herewith as part of this  Registration
Statement:

Exhibit No.                   Description


   24.1                       Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 11th day of February, 2008.


                              EATON VANCE CORP.


                              By:      *
                                 ----------------------------------------
                                 Thomas E. Faust Jr.
                                 Chairman, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:


              Signature                               Capacity                              Date
              ---------                               -------                               ----

         *                                 Director, Chairman, Chief Executive Officer   February 11, 2008
------------------------------------       and President (Principal Executive Officer)
Thomas E. Faust Jr.

         *                                 Chief Financial Officer (Principal            February 11, 2008
------------------------------------       Financial Officer)
Robert J. Whelan

         *                                 Chief Accounting Officer (Principal           February 11, 2008
------------------------------------       Accounting Officer)
Laurie G. Hylton


         *                                 Director, Executive Vice President and       February 11, 2008
------------------------------------       Chief Equity Investment Officer
Duncan W. Richardson

         *                                 Director                                      February 11, 2008
------------------------------------
Ann E. Berman

         *                                 Director                                      February 11, 2008
------------------------------------
Leo I. Higdon, Jr.

         *                                 Director                                      February 11, 2008
------------------------------------
Vincent M. O'Reilly

         *                                 Director                                      February 11, 2008
------------------------------------
Dorothy E. Puhy

                                           Director
------------------------------------
Winthrop H. Smith, Jr.

         * By:    /s/ Frederick S. Marius
                -------------------------------------
         Name:  Frederick S. Marius
         Title: Attorney-in-Fact

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

 For Registration Statement on Form S-8 for the 1998 and 2007 Stock Option Plans

     We, the undersigned directors and officers of Eaton Vance Corp., do hereby constitute and appoint Thomas E. Faust Jr. and Frederick S. Marius our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 (File No. 333-122000) filed by the Registrant on January 12, 2005 related to the Eaton Vance Corp. 1998 Stock Option Plan (the "1998 Registration Statement) and the Registration Statement on Form S-8 related to the Eaton Vance Corp. 2007 Stock Option Plan (the "2007 Registration Statement"), including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to the 1998 and 2007 Registration Statements and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacities and on the date(s) indicated:


Signature                                       Capacity                               Date
---------                                       --------                               ----
/s/ Thomas E. Faust, Jr.                        Director, Chairman, Chief Executive    February 11, 2008
------------------------------------            Officer and President
Thomas E. Faust Jr.

/s/ Robert J. Whelan                            Chief Financial Officer                February 11, 2008
------------------------------------
Robert J. Whelan

/s/ Laurie G. Hylton                            Chief Accounting Officer               February 11, 2008
------------------------------------
Laurie G. Hylton

/s/ Duncan W. Richardson                        Director, Executive Vice President,    February 11, 2008
---------------------------                     Chief Equity Investment Officer
Duncan W. Richardson

/s/ Ann E. Berman                               Director                               February 11, 2008
---------------------------
Ann E. Berman

/s/ Leo I. Higdon, Jr.                          Director                               February 11, 2008
------------------------------------
Leo I. Higdon, Jr.




/s/ Vincent M. O'Reilly                         Director                               February 11, 2008
------------------------------------
Vincent M. O'Reilly

/s/ Dorothy E. Puhy                             Director                               February 11, 2008
------------------------------------
Dorothy E. Puhy

                                                Director
---------------------------
Winthrop H. Smith, Jr.